EXHIBIT 10.2 SUPPLEMENTAL PENSION AND RETIREMENT PLAN OF BENEFICIAL MUTUAL SAVINGS BANK AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009 ARTICLE I PURPOSE CLAUSE This Plan was established solely for the purpose of providing benefits to certain employees of Beneficial Mutual Savings Bank which would have been payable to such employees under the Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank but for the limitations placed on the amount of such benefits by Sections 401(a)(17) and 415 of the Code. The Plan is intended to constitute an unfunded plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. This Plan is amended and restated, effective as of January 1, 2009, to conform to the requirements of Section 409A of the Code and the regulations issued thereunder. ARTICLE II DEFINITIONS 2.1. “Actuarially Equivalent” shall mean equality in value of the aggregate amounts expected to be received under different benefit forms, or the same form commencing at different points of time, as determined using the actuarial equivalent assumptions set forth in the Pension Plan. 2.2. “Administrator” shall mean the Bank. 2.3. “Bank” shall mean Beneficial Mutual Savings Bank, and any successor or successors thereof. 2.4. “Code” shall mean the Internal Revenue Code of 1986, as from time to time amended. 2.5. “Effective Date” shall mean July 1, 1991. The Effective Date of this amended and restated Plan is January 1, 2009. 2.6. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as from time to time amended. 2.7. ‘‘Limitations” means the limitations set forth in Sections 401(a)(17) and 415 of the Code, as implemented by the terms of the Pension Plan. 2.8. “Participant” shall mean any President or Vice President of the Bank who is employed by the Bank on or after the Effective Date. 2.9. “Pension Plan” shall mean the Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank, as from time to time amended. 2.10. “Plan” shall mean this Supplemental Pension and Retirement Plan of Beneficial Mutual Savings Bank, as from time to time amended. 2.11. “Post-409A Benefits” shall mean the amount deferred by a Participant under the Plan after December 31, 2004, as determined in accordance with Section 409A of the Code and the regulations and other guidance issued thereunder. 2.12. “Pre-409A Benefits” shall mean the amount deferred by a Participant under the Plan before January 1, 2005, including earnings thereon, to the extent that the Participant’s right to such amount was earned and vested as of December 31, 2004. The amount deferred by a Participant prior to January 1, 2005, equals the present value as of December 31, 2004 of the amount to which the Participant would be entitled under the Plan if the Participant voluntarily terminated service without cause on December 31, 2004, and received a full payment of benefits from the Plan on the earliest possible date allowed under the Plan following termination of service and received benefits in the form with the maximum value. A Participant’s Pre-409A Benefits will be determined in accordance with the regulations and other guidance issued under Section 409A of the Code by the Internal Revenue Service. 2.13. “Separation from Service” or “Separates from Service” shall mean the severance of a Participant’s employment with the Bank as determined in accordance with Section 409A of the Code. 2.14. “Specified Employee” shall mean a Participant who as of the date of his Separation from Service is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Bank or of any entity that is treated as a single employer with the Bank under Sections 414(b),(c), (m) or (o) of the Code, but only if the Bank or any such entity is a corporation whose stock is publicly-traded on an established securities market or otherwise. ARTICLE III BENEFITS 3.1. (a) A Participant who terminates employment with the Bank and is eligible to receive benefits under the Pension Plan immediately upon such termination shall receive benefits under this Plan equal to the excess, if any, of (i) the benefits which would have been payable to the Participant commencing on the first day of the month coincident with or next following the attainment of at age 65 under the Pension Plan in the form of a single life annuity but for the Limitations based on the Participant’s compensation and service with the Bank through June 30, 2008, over (ii) the accrued benefits actually payable under the Pension Plan commencing on the first day of the month coincident with or next following the attainment of age 65 in the form of a single life annuity. Benefits shall commence to be paid to the Participant in accordance with Section 3.4, below. (b) The Participant may elect to receive pursuant to Section 3.2, below, the benefits payable under this Section 3.1 in any one of the Actuarially Equivalent forms of benefits available under the Pension Plan. 3.2. (a) If the Participant so elects, the benefits payable under this Plan may be paid in one of the optional forms of payment available under the Pension Plan other than the normal form of payment applicable to the Participant’s benefits under the Pension Plan. If the Participant elects to receive benefits in one of the optional forms such benefits will be adjusted using the same actuarial assumptions that are used to calculate optional forms of benefits (other than lump sums) under the Pension Plan. (b) Any election under this Section 3.2 shall be in writing, in such form as the Administrator may require, and shall be effective only if submitted to the Administrator before the date on which the payment of benefits under the Pension Plan is scheduled to commence. If the form of benefit elected under this Section 3.2 is a joint and survivor annuity, the Participant’s election shall not be effective unless it identifies the beneficiary who shall receive the survivor’s annuity. 3.3. (a) In the event of the death of a Participant prior to the commencement of benefits under the Pension Plan, and if the Participant’s surviving spouse or other beneficiary is entitled to receive a survivor’s benefit under the Pension Plan as a consequence thereof, the surviving spouse, or such other beneficiary, shall receive benefits equal to the excess, if any, of (i) the survivor’s benefits which would have been payable to the surviving spouse, or such other beneficiary, under the Pension Plan based upon the Participant’s compensation and service with the Bank through June 30, 2008 and the benefits that would have been payable to the Participant commencing on the first day of the month coincident with or next following the attainment of age 65 in the form of a single life annuity but for the Limitations, over (ii) the survivor’s benefits actually payable to the surviving spouse or such other beneficiary under the Pension Plan based upon the Participant’s accrued benefits as of June 30, 2008, payable on the first day of the month coincident with or next following the attainment of age 65 in the form of a single life annuity. (b) The benefit payable under this Section 3.3 shall be payable in the same form as the survivor benefit that is payable under the Pension Plan. 3.4. Commencement of Benefits. Except otherwise elected by the Participant in accordance with Section 3.5, below, benefits payable under this Article 3 shall commence as soon as practicable following the date of the Participant’s Separation from Service but not later than the last day of the taxable year of the Participant in which such Separation from Service occurs, or if later, by the 15th day of the third calendar month following the date of the Participant’s Separation from Service. In no event shall the Participant be permitted, directly or indirectly, to designate the taxable year of the commencement of benefits. If the Participant is a Specified Employee as of the date of the Participant’s Separation from Service, payments of the Participant’s Post-409A Benefits shall be delayed until the date that is six months following the date of the Participant’s Separation from Service. If benefits commence prior to the Participant’s attainment of age 65, benefit payments to the Participant (or to the surviving spouse or beneficiary as the case may be) shall be reduced by 1/180 for each of the first 60 months between the date of the first payment and the first day of the month coincident with or next following the date the Participant would attain age 65 and by 1/360 for each additional month. 3.5. Payment Elections. All payment elections shall be on a prescribed form designated and approved by the Administrator. (a) Transitional Elections. On or before December 31, 2008, if a Participant wishes to change or make a new payment election, the Participant may do so by completing a payment election form designated and approved by the Administrator, provided that any such election (i) must be made no later by December 31, 2008, and must be made prior to the year in which benefits payments are scheduled to commence; (ii) shall not take effect before the date that the election is made and accepted by the Administrator, (iii) does not cause a payment that would otherwise be made in the year in which the election is made to be delayed to a later year and (iv) does not accelerate into the year in which the election is made a payment that is otherwise scheduled to be made in a later year. (b) Changes in Payments Elections After 2008. On or after January 1, 2009, if a Participant wishes to change his payment election, the Participant may do so by completing a payment election form designated and approved by the Administrator, provided that any such election (i) must be made at least 12 months before the date on which any benefit payments are scheduled to commence; (ii) shall not take effect until 12 months after the date the election is made and accepted by the Administrator and (iii) for payments to be made other than upon death, must provide an additional deferral payment at least five years from the date that such payment would otherwise have been made or, in the case of any annuity and installment payments treated as single payment, five years from the date the first amount was scheduled to be paid. For purpose of this Plan and clause (iii) above, all annuities or installment payments under this Plan shall be treated as a single payment. An election by a Participant to only change the form of payment to one of the Actuarially Equivalent forms of benefits available under the Plan shall not be treated as a change in payment election for purposes of this Section 3.5;

however, any such election must be made by the Participant on an election form designated by and approved by the Administrator. 3.6. Prohibition on Acceleration of Payments. Except as provided in this Section 3.6, in no event shall the time or schedule of any payment or any amount scheduled to be paid pursuant to the terms of the Plan be accelerated, and no such accelerated payment may be made whether or not provided for under the terms of the Plan. Notwithstanding the previous sentence, payment of benefits due to the Participant’s death will not be treated as resulting in an acceleration of payment. (a) Payment Upon Income Inclusion. The Administrator may provide for the acceleration of the time or schedule of a payment at any time the Plan fails to meet the requirements of Section 409A and the regulations thereunder. Such payment may not exceed the amount required to be included in the Participant’s income as a result of a failure to comply with the requirements of Section 409A and the regulations thereunder. (b) Plan Termination. The Administrator may accelerate the time and form of payment where the acceleration of payment is made pursuant to the termination of the Plan in accordance with one of the following provisions: (i) The Bank may terminate the Plan at any time and for any reason, provided that the termination and liquidation of the Plan does not occur proximate to a downturn in the financial health of the Bank. The Bank must terminate and liquidate all agreements, methods, programs and other arrangements sponsored by the Bank that would be aggregated with any terminated and liquidated agreements, methods, programs and other arrangements under Treasury Regulation Section 1.409A-1(c) if the same Participant had deferrals of compensation under all of the agreements, methods, programs and other arrangements that are terminated and liquidated. Further, no payments in liquidation of the Plan shall be made within 12 months of the date the Bank takes all necessary action to irrevocably terminate and liquidate the Plan other than payments that would be payable under the terms of the Plan if the actions to terminate and liquidate the Plan had not occurred. In addition, all payments shall be made within 24 months of the date the Bank takes all necessary action to irrevocably terminate and liquidate the Plan. Further, the Bank shall not adopt a new plan that would be aggregated with any terminated and liquidated plan under Treasury Regulation Section 1.409A-1(c) if the same Participant participated in both plans, at any time within three years following the date that the Bank takes all necessary action to irrevocably terminate and liquidate the Plan. (ii) Such other events and conditions as prescribed by Treasury Regulation Section 1.409A-3(j)(4)(ix) or any generally applicable guidance published in the Internal Revenue Bulletin. (c) Payment of State, Local, FICA or Foreign Taxes. The Administrator may provide for the acceleration of the time and form of a payment to reflect the payment of state, local or foreign tax obligations arising from participation in the Plan that apply to an amount deferred under the Plan before the amount is paid or made available to the Participant. Such payment may not exceed the amount of such taxes due as a result of participation in the Plan. A Participant’s benefits under the Plan shall be reduced to reflect the payment of the Participant’s tax obligations under this Section. 3.7. Six-Month Delay for Specified Employees. Notwithstanding anything in this Article III to the contrary, if a Participant is a Specified Employee on the date of his “separation from service,” within the meaning of section 409A of the Code, in no event shall the Participant’s Post-409A Benefits commence to be paid to the Participant until the date that is six months after the date of the Participant’s Separation from Service (or, if earlier than the end of the six month period, the date of death of the Specified Employee). If a benefit payment to a Participant is delayed pursuant to the preceding sentence, the Participant shall be entitled to a retroactive payment in a lump sum of any delayed payments plus interest on the delayed payments equal to the FAS 87 discount rate in effect at the start of the six-month period. The Participant’s benefits that accrued prior to 2005 shall be paid to the Participant in accordance with the provisions of this Article III. 3.8. Separation from Service Prior to 2005. If a Participant separated from service prior to 2005, his or her rights and benefits under the Plan shall be determined by the terms and provisions of the Plan as in effect on December 31, 2004. 3.9. Separation from Service After 2004 and Prior to 2009. If a Participant who is entitled to benefits under the Plan separated from service after 2004 but prior to 2009 and who has not commenced benefits by January 1, 2009, his or her benefits shall commence benefits as soon as practicable following the date the Participant attains age 60, but not later than the end of the calendar year in which the Participant attains age 60, unless the Participant makes an election in accordance with Section 3.5, above. ARTICLE IV ADMINISTRATION 4.1. The Plan shall be administered by the Administrator, which shall have the authority to interpret the Plan, to determine eligibility hereunder, and to determine the nature and amount of benefits. Any construction or interpretation of the Plan and any determination of fact in administering the Plan made in good faith by the Administrator shall be final and conclusive for all Plan purposes. 4.2. (a) The Administrator shall prescribe a form for the presentation of claims under the terms of this Plan. (b) Upon presentation to the Administrator of a claim on the prescribed form, the Administrator shall make a determination of the validity thereof. If the determination is adverse to the claimant, the Administrator shall furnish to the claimant within 90 days after the receipt of the claim a written notice setting forth the following: (i) the specific reason or reasons for the denial; (ii) specific references to pertinent provisions of the Plan on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) appropriate information as to the steps to be taken if the claimant wishes to submit his or her claim for review. (c) In the event of a denial of a claim, the claimant or his or her duly authorized representative may appeal such denial to the Administrator for a full and fair review of the adverse determination. Claimant’s request for review must be in writing and made to the Administrator within 60 days after receipt by claimant of the written notification required under Section 4.2(b); provided, however, such 60-day period shall be extended if circumstances so warrant. Claimant or his or her duly authorized representative may submit issues and comments in writing which shall be given full consideration by the Administrator in its review. (d) The Administrator may, in its sole discretion, conduct a hearing. A request for a hearing made by claimant will be given full consideration. At such hearing, the claimant shall be entitled to appear and present evidence and be represented by counsel. (e) A decision on a request for review shall be made by the Administrator not later than 60 days after receipt of the request; provided, however, in the event of a hearing or other special circumstances, such decision shall be made not later than 120 days after receipt of such request. If it is necessary to extend the period of time for making a decision beyond 60 days after the receipt of the request, the claimant shall be notified in writing of the extension of time prior to the beginning of such extension. (f) The Administrator’s decision on review shall state in writing the specific reasons and references to the Plan provisions on which it is based. Such decision shall be promptly provided to the claimant. If the decision on review is not furnished in accordance with the foregoing, the claim shall be deemed denied on review. ARTICLE V AMENDMENT AND TERMINATION 5.1. The Bank may amend the Plan in any manner and at any time by action of its Board of Trustees; provided, however, that no amendment shall deprive any Participant of any benefit accrued hereunder as of the date of adoption of such amendment as determined under Section 5.3, below. 5.2. The Bank reserves the right to terminate this Plan at any time in accordance with Section 3.6, in which case the benefits payable to any Participant shall be limited to those accrued hereunder as of the effective date of termination, as determined under Section 5.3, below. 5.3. For purposes of Sections 5.1 and 5.2, above, the benefit accrued by a Participant as of the date of adoption of an amendment to the Plan or the effective date of termination of the Plan shall be computed under Section 3.1 as if the Participant has terminated employment with the Bank on such date, and under Section 3.3 as if the Participant had died on such date, and shall be payable in such manner and at such times specified in Article III, above; provided, however, that in no event shall the amount so computed exceed the excess, if any, of (a) the benefit which is payable to the Participant, or his surviving spouse or other beneficiary, as the case may be, under the Pension Plan but for the Limitations, over (b) the benefit which is payable to the Participant, or his surviving spouse or other beneficiary, as the case may be, under the Pension Plan. ARTICLE VI MISCELLANEOUS 6.1. Nothing contained herein shall be construed as providing for assets to be held in trust or escrow or any other form of asset segregation for the Participant, the Participant’s surviving spouse or other beneficiary, the Participant’s only interest being the right to receive benefits set forth herein. To the extent that the Participant or any other person acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Bank. 6.2. Nothing contained in this Plan shall be construed as a contract of employment between the Bank and any Participant, or as a right of any Participant to be continued in employment of the Bank, or as a limitation on the right of the Bank to discharge any of its employees, with or without cause. 6.3. The benefits payable hereunder or the right to receive future benefits under the Plan may not be anticipated, alienated, pledged, encumbered, or subject to any charge or legal process. 6.4. This Plan shall be interpreted in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent superseded by ERISA. IN WITNESS WHEREOF, the Bank has caused this instrument to be executed by its authorized officers and its corporate seal to be impressed hereon this 18th day of December, 2008.

Attest: BENEFICIAL MUTUAL SAVINGS BANK /s/ Marcella Hatcher By: /s/ Thomas M Topley [Seal]

AMENDMENT TO THE SUPPLEMENTAL PENSION AND RETIREMENT PLAN OF BENEFICIAL MUTUAL SAVINGS BANK AS AMENDED AND RESTATED This amendment is adopted by the Board of Directors (the “Board”) of Wilmington Savings Fund Society, FSB (the “Bank”). WHEREAS, the Bank maintains the Supplemental Pension and Retirement Plan of Beneficial Mutual Savings Bank (the “Plan”), as amended and restated; and WHEREAS, the Board wishes to amend the Plan in connection with the merger by and between WSFS Financial Corporation and Beneficial Bancorp, Inc. (the “Merger”), so that as of the effective time of the Merger, the Human Capital Management Department of Wilmington Savings Fund Society, FSB shall serve as plan administrator; and WHEREAS, pursuant to Section 5.1 of the Plan, the Plan may be amended or modified from time to time by the Board, as the successor to the Board of Trustees of Beneficial Bank, provided that no amendment shall deprive a participant in the Plan of any benefit accrued under the Plan as of the date of adoption of such amendment. NOW, THEREFORE, the Board hereby amends the Plan as follows, effective as of the effective time of the Merger: Section 2.2 is amended to read as follows: 2.2. “Administrator” shall mean the Human Capital Management Department of Wilmington Savings Fund Society, FSB. * * * *

IN WITNESS WHEREOF, the Bank has caused this amendment to be executed by its duly authorized officer. WILMINGTON SAVINGS FUND SOCIETY, FSB /s/ Rodger Levenson Duly Authorized Officer